EMPLOYMENT AGREEMENT
                             --------------------

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective May 1, 1993 ("Effective Date") by and between ADVANCED POLYMER SYSTEMS, INC., a Delaware corporation, ("Corporation") and JOHN J. MEAKEM ("Officer").

                                R E C I T A L
                                -------------

Corporation desires to employ officer as its President and Chief Executive Officer, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T
                              -----------------

THE PARTIES AGREE AS FOLLOWS:

1.  DUTIES.
    ------
    1.1 POSITION. Officer agrees to be employed by and to serve Corporation as its President and Chief Executive Officer during the term hereof, and Corporation agrees to employ and retain Officer in such capacities during the term hereof. Officer shall devote his best efforts to the performance of his duties hereunder. Officer shall have powers and duties commensurate with his positions as President and Chief Executive officer, and shall have appropriate office and secretarial assistance as necessary to perform such duties. Officer shall not undertake other business activities during the term of his employment without the consent of the Board of Directors of Corporation.
    1.2 BOARD MEMBER. So long as Officer is serving as its President and Chief Executive officer, Corporation shall cause Officer to be nominated for election as a Director at each annual meeting of Corporation's stockholders.
2.  EMPLOYMENT.
    ----------
    2.1 DEFINITION. For purposes of this Agreement, "Termination for Cause" shall mean termination by Corporation of Officer's employment by Corporation by reason of Officer's dishonesty or fraud, or deliberate material injury or attempted material injury to Corporation, or by reason of Officer's material breach of this Agreement.
    2.2  TERM OF EMPLOYMENT.  Unless terminated earlier pursuant to this
Section 2, the term of employment of Officer by Corporation shall be for a period of three years from the Effective Date.
    2.3 TERMINATION FOR CAUSE. Termination for Cause may be effected by Corporation at any time by notice to Officer. Upon a Termination for Cause, Corporation shall immediately pay to Officer any accrued salary, any other compensation to the extent earned, any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.
    2.4 DEATH; TERMINATION BY REASON OF DISABILITY. In the event of Officer's death during the term of this Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs. If officer, in the reasonable judgment of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity and such illness or incapacity continues for a period of more than six consecutive months, Corporation shall have the right to terminate Officer's employment hereunder as of the last day of any month thereafter by notice to Officer.
In either such event, Corporation shall pay to Officer or his estate, as the case may be, any accrued salary, any other compensation to the extent earned, any benefits under any plans of corporation in which Officer is a participant to the full extent of Officer's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by officer in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, except for any disability payments and benefits payable to Officer, under any disability plans then maintained by Corporation, up to the balance of the original three year term hereof.
3.  SALARY, OPTIONS AND BENEFITS.
    3.1 SALARY. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a Salary at the rate of $285,000 per annum payable in equal semi-monthly installments, which salary shall be subject to annual review for consideration of any increase thereto.
    3.2 ADDITIONAL BENEFITS. During his term of employment, officer shall be entitled to the following benefits:
         3.2.1 BENEFIT PLANS. Officer shall be eligible to participate in all benefit plans generally available to the senior management of Corporation, including such health and disability coverage and life insurance as is available from time to time, and any incentive plans adopted by Corporation.
         3.2.2 STOCK OPTION. Corporation shall grant to officer incentive and nonstatutory options in the Company's usual form to acquire 150,000 shares of Corporation's Common Stock, vesting in equal monthly installments over a period of three years, and to represent his total option awards for the period of the contract except as may be otherwise determined by the directors and except for a special 25,000 option grant attributable to the Premier, Inc. merger.
4.  CHANGE IN CONTROL OR EMPLOYMENT POSITION.
    4.1 TERMINATION BY EMPLOYEE ON CHANGE IN CONTROL. In the event of a Change in Control (as defined herein) during the term of this Agreement, Officer shall be entitled to terminate his employment and receive Termination Benefits. Said termination shall occur immediately upon officer providing notice to Corporation of such termination, which notice shall be given not later than ninety days after officer receives from Corporation notice of Change in Control.
    4.2 TERMINATION BY CORPORATION ON CHANGE IN CONTROL. In the event of such Change in Control, Corporation shall be entitled to terminate Officer's employment. Upon such termination, officer shall receive Extended Termination Benefits. Said termination shall occur immediately upon Corporation providing notice to officer of such termination, which notice shall be given not later than sixty days after a Change in Control.
    4.3 CHANGE IN EMPLOYMENT POSITION. If, at any time subsequent to a Change in Control and during the term of this Agreement, Officer is not re-elected to or is removed from office as the chief executive officer of Corporation, or Officer's position as chief executive office of Corporation is reduced in terms of responsibility of indicia of status (collectively, a "Change of Employment Position") then Officer shall have the option to terminate this Agreement. Such termination, if elected by Officer, shall be effective sixty days after officer has given written notice to Corporation of Officer's intention to terminate. Upon such termination, Officer shall receive Extended Termination Benefits, determined as of the Termination Date rather than the date of Change of Control
    4.4 NOTICE OF CHANGE IN CONTROL. Corporation shall give written notice of a Change in Control to Officer within five days of such event.
    4.5 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings assigned to them below:
         4.5.1  "CHANGE IN CONTROL" shall mean each of the following events:
                (i) The acquisition after the date hereof by any person as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of the United States of America of more than fifty percent of the issued and outstanding shares of stock of Corporation. A person shall not be deemed to have acquired stock merely because such person has been designated as a fiduciary or because such person has received upon distribution of any trust or estate or otherwise, as a result of the death of a prior stockholder, shares of stock; or
                (ii) The merger of Corporation with or into another corporation or consolidation into another corporation, and as a result thereof the stockholders of Corporation receive equity securities having less than fifty percent of the voting power of all securities issued by such corporation; or
                (iii) The sale by Corporation of substantially all of the stock, business operations or assets of Corporation to an unrelated person not directly or indirectly controlled by Corporation's stockholders immediately prior to such transfer.
         4.5.2 "TERMINATION DATE" shall mean the last day officer is employed by Corporation or its successor.
         4.5.3 "TERMINATION BENEFITS" shall mean the amount of salary and bonuses paid to or for the benefit of Officer or otherwise earned by officer in accordance with the provisions of Section 3 hereof during the twelve-month period immediately preceding the Change in Control. In the event that the Change in Control shall occur prior to one year from the date of this Agreement, Termination Benefits shall be the amount which Officer would have received during the initial twelve months of this Agreement. Corporation, or its successor, shall pay the Termination Benefits to Officer for the twelve-month period commencing on the Termination Date. Said amounts, and benefits, shall be paid in the same manner as Officer received such amounts and benefits during employment.
         4.5.4 "EXTENDED TERMINATION BENEFITS" shall mean an amount equal to twice the Termination Benefits and shall be payable by Corporation, or its successor, one-half on the Termination Date and the remaining one-half on the first anniversary of the Termination Date.
    4.6 MITIGATION. Officer shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, and the amount payable hereunder shall be payable even after he has taken other employment.
5.  NONCOMPETITION.
    During the time Officer is employed by corporation and for any additional period during which Corporation continues to pay to Officer the full compensation payable under the provisions of this Agreement (but not including Extended Termination Benefits as defined in Section 4.5.4), officer shall not, directly or indirectly, by way of ownership, management or otherwise, whether or not for compensation, either as a consultant, employer, employee, agent, principal, partner, stockholder (other than ownership of less than five percent of the outstanding capital stock of a publicly traded corporation), officer, director or in any other representative or individual capacity, engage in any activity competitive with Corporation or, directly or indirectly, solicit or hire to engage in any such business any person who is then or was within one year prior thereto an employee of Corporation.
6.  MISCELLANEOUS.
    6.1  CONFIDENTIALITY.   Officer recognizes that he now has knowledge of
and will hereafter gain further knowledge of confidential information, trade secrets, confidential processes, and confidential "know-how" relating to, or concerned with the past, present or future business, finances, products, services and policies of Corporation (collectively, "Proprietary Information"). Officer agrees that all Proprietary Information shall be kept and treated by officer as confidential both during and after Officer's employment by Corporation, and that Officer will not, directly or indirectly, use, divulge, furnish or make accessible such information to any other person or entity (other than as required in the performance of his services hereunder), except as may be permitted in writing by Corporation's Board of Directors or as to such information: (i) as is within the public domain or comes within the public domain without any breach of this Agreement by Officer; (ii) which is subsequently disclosed to Officer by a third party not bound to keep such information confidential; or (iii) as is known to officer prior to his employment by Corporation and which was not disclosed to officer by Corporation or any affiliate or agent of Corporation.
    6.2 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.
    6.3 ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.
    6.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by a nationally recognized overnight air courier service or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or one day after delivery to a nationally recognized overnight air courier service to the respective persons named below:
         If to Corporation:  Advanced Polymer Systems, Inc.
                             3696 Haven Avenue
                             Redwood City, California 94063
                             Attn: Vice President - Finance

          If to Officer:     John J. Meakem, Jr.
                             Armonk, N.Y.
Either party may change such party's address for notices by notice duly given pursuant to this Section 6.4.
    6.5 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. All disputes, controversies or claims arising out of or related to: (i) the interpretation or enforcement of this Agreement; or (ii) any breach, termination or claim or invalidity of this Agreement shall be settled finally and without resort to any legal proceedings (except for the enforcement of the arbitration award) by arbitration conducted in accordance with the provisions of this Section 6.5. Notwithstanding the foregoing, the remedy at law for any breach of the provisions of this Section 6.5 is acknowledged by the parties to be inadequate, and an aggrieved party seeking relief or remedies for such a breach shall have the right and is hereby granted the privilege, in addition to all other remedies at law or in equity, to temporary or permanent injunctive relief without the necessity or providing actual damage. Arbitrations under this Section 6.5 shall be conducted before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in San Francisco, California. All decisions of the arbitrator resolving disputes, controversies, or claims shall he final and binding upon the parties both as to law and to fact and shall be enforceable at law or in equity by any court of competent jurisdiction. Once an issue has been arbitrated pursuant hereto, the decision of the arbitrator shall be RES JUDICATA with respect to such issue. The parties shall take whatever steps may be necessary to have the decision of the arbitrator carried out. The parties shall cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and in this connection to furnish such documents and make available themselves and such personnel as the arbitrator may request. All fees and expenses attributable to the conduct of arbitration pursuant to this
Section 6.5 shall be shared equally by the parties to the arbitration; PROVIDED, HOWEVER, that each party to the arbitration shall bear its own expenses (including but not limited to legal expenses). Officer agrees that service upon Officer in any such action may be made by first class mail, certified or registered, in the manner provided for delivery of notices in
Section 6.4.
    6.6 SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.
    6.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of Corporation) or by Officer. If this Agreement is assigned by Corporation, then Corporation shall remain primarily liable to Officer for the payment of all amounts due officer from Corporation under this Agreement.
    6.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.
    6.9 WITHHOLDINGS. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            Corporation:

                                            ADVANCED POLYMER SYSTEMS, INC.

                                            By: /S/ Michael O'Connell
                                                ---------------------
                                            Title: Chief Financial Officer
                                                   -----------------------

                                            Officer:

                                            /S/ John J. Meakem, Jr.
                                            -----------------------

                                AMENDMENT
                                ---------

This Amendment to the Employment Agreement originally effective May 1, 1993, by and between Advanced Polymer Systems, Inc. ("Corporation") and John J. Meakem ("officer") is entered into effective May 1, 1995.

                           W I T N E S S E T H:
                           -------------------

The parties agree as follows:
  1. Section 2.2 of the Employment Agreement entitled "Term of Employment" is hereby amended to read in its entirety as follows:
      "2.2  TERM OF EMPLOYMENT.  Unless terminated earlier pursuant to this
      Section 2, the term of employment of Officer by Corporation shall be for a period of three years from May 1, 1995. Thereafter, unless either party shall give written notice to the other party not later than March 1st of each year of its intention not to automatically extend this Agreement for an additional year, then the term of this Agreement shall be automatically extended for an additional year. For example, if notice is not given by March 1, 1996, then the term of this Agreement shall be extended through April 30, 1999.
  2. The parties confirm that, as of the date of this Amendment, Officer's salary has been increased to $315,000 per year.
  3. In all other respects the provisions of the Employment Agreement are hereby confirmed.
      In witness whereof, the parties have executed this Amendment.


                                          /S/ John J. Meakem, Jr.
                                          -----------------------
                                          John J. Meakem


                                          ADVANCED POLYMER SYSTEMS, INC.


                                          By: /S/ Michael O'Connell
                                              ---------------------

                                 AMENDMENT
                                 ---------

This Amendment to the Employment Agreement originally effective May 1, 1993, by and between Advanced Polymer Systems, Inc. ("Corporation") and John J. Meakem, Jr. ("officer") is entered into effective May 1, 1996.

                             W I T N E S E T H:
                             -----------------

The parties agree as follows:

  1. Section 2.2. of the Employment Agreement entitled "Term of Employment" is hereby amended to read in its entirety as follows:

      "2.2 Term of Employment.  Unless terminated earlier pursuant to this
      Section 2, the term of employment of Officer by Corporation shall be for a period of three years from May 1, 1996. Thereafter, unless either party shall give written notice to the other party not later than March 1st of each year of its intention not to automatically extend this Agreement for an additional year, then the term of the Agreement shall be automatically extended for an additional year. For example, if notice is not given by March 1, 1997, then the term of this Agreement shall be extended through April 30, 2000."

  2. The parties confirm that, as of the date of this Amendment, Officer's salary has been increased to $330,000 per year.

  3. In all other respects the provisions of the Employment Agreement are hereby confirmed.

  In witness whereof, the parties have executed this Amendment.


                                               /S/ John J. Meakem, Jr.
                                               -----------------------
                                               John J. Meakem, Jr.


                                               ADVANCED POLYMER SYSTEMS, INC.


                                               By: /S/ Michael O'Connell
                                                   ---------------------

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

This Amendment to Employment Agreement (this "Amendment") is made and entered into effective April 26, 1999 by and between ADVANCED POLYMER SYSTEMS, INC., a Delaware corporation ("Corporation"), and JOHN J. MEAKEM ("Officer").

                               R E C I T A L S
                               ---------------

A. Corporation and Meakem are parties to an Employment Agreement dated May 1, 1993 providing for the Company's employment of Meakem as its President and Chief Executive Officer (as heretofore amended, the "Agreement"); and

B. The Board of Directors of Corporation has approved the following amendment to the Agreement and Meakem agrees to such amendment.

                                AGREEMENT
                                ---------

THE PARTIES AGREE that Section 4.5.1 of the Agreement ("Section 4.5.1") is hereby amended as follows and in all other respects the Agreement shall remain in full force and effect in accordance with its terms, as hereby amended.

(1) The period at the end of clause (iii) of Section 4.5.1 shall be replaced with a semi-colon followed by the addition of the word "or"; and

(2) a new clause (iv) shall be added to Section 4.5.1, which clause (iv) shall read in its entirely as follows:

"(iv) The individuals (the Initial Directors") who, as of the date of this Agreement, are members of the Board of Directors of the Corporation (the "Board") cease for any reason to constitute at least a majority of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least a majority of either (x) the Initial Directors or (y) the aggregate of the Initial Directors and any director referred to in this proviso, such new director shall be considered an Initial Director for purposes of this Agreement; PROVIDED, FURTHER, HOVEVER, that no individual shall be considered an Initial Director if such individual initially assumed office as a director as a result of either an actual or threatened election contest (an "Election Contest") regulated by Rule 14a-11 promulgated under the Securities Exchange Act of 1934 (or any successor rule or regulation) or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than a majority of the Initial Directors (a "Proxy Contest") including (without limitation) by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                           CORPORATION

                                           ADVANCED POLYMER SYSTEMS, INC.


                                           By: /S/ John J. Meakem, Jr.
                                               -----------------------

                                           Title: Chairman, President, CEO
                                                  ------------------------


                                           OFFICER

                                           /S/ Michael O'Connell
                                           ---------------------